Exhibit 99.1

NewLink Genetics Appoints Eugene Kennedy, M.D. as Chief Medical Officer

AMES, Iowa, November 14, 2017 -- NewLink Genetics Corporation (NASDAQ:NLNK) today announced the appointment of Eugene P. Kennedy, M.D., FACS, to the role of Chief Medical Officer. He will be responsible for leading all clinical development, medical affairs and related functions. Dr. Kennedy’s previous role at NewLink Genetics was Vice President of Clinical and Medical Affairs.

“Gene’s considerable experience in clinical trial design and implementation has made him an invaluable team member at NewLink,” said Charles J. Link, Jr., MD, Chairman, Chief Executive Officer and Chief Scientific Officer. “We are glad he has taken on this new responsibility and know he will continue to contribute the critical expertise we need as we commence with enrollment of our pivotal trial for patients with advanced melanoma.”

Dr. Kennedy joined NewLink in 2014 from Thomas Jefferson University in Philadelphia, PA where he served as Associate Professor of Surgery and held leadership positions as Chief of the Section of Pancreaticobiliary Surgery and Co-Director of the Jefferson Pancreas, Biliary, and Related Cancers Center. Previously, Dr. Kennedy has held faculty positions at the Johns Hopkins Hospital in Baltimore, MD and the Louisiana State University School of Medicine in New Orleans, LA. Dr. Kennedy obtained his undergraduate education at the University of Virginia and received his medical degree from the Medical College of Virginia. He completed a residency and fellowship in Surgery and Surgical Oncology as well as a research fellowship in tumor immunology at the Johns Hopkins Hospital.

About NewLink Genetics Corporation

NewLink Genetics is a late-stage biopharmaceutical company focusing on discovering, developing and commercializing novel immuno-oncology product candidates to improve the lives of patients with cancer. NewLink Genetics’ IDO pathway inhibitors are designed to harness multiple components of the immune system to combat cancer. Indoximod is being evaluated in combination with treatment regimens including anti-PD-1/PD-L1 agents, cancer vaccines, and chemotherapy across multiple indications such as melanoma, pancreatic cancer and other malignancies. For more information, please visit www.newlinkgenetics.com and follow us on Twitter @NLNKGenetics.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of NewLink that involve substantial risks and uncertainties. All statements contained in this press release are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words "will," "know," "continue," "commence" or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements about NewLink Genetics' plans for its clinical trials for product candidates and other statements other than statements of historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that NewLink makes due to a number of important factors, including those risks discussed in "Risk Factors" and elsewhere in NewLink Genetics' Annual Report on Form 10-K for the year ended December 31, 2016 and other reports filed with the U.S. Securities and Exchange Commission (SEC). The forward-looking statements in this press release represent NewLink's views as of the date of this press release. NewLink anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing NewLink Genetics' views as of any date subsequent to the date of this press release.
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Exhibit 99.1

Investor Contact:
Lisa Miller
Director of Investor Relations
NewLink Genetics
(515) 598-2555
lmiller@linkp.com

Media Contact:
Andrew Mastrangelo
AVP, Public & Media Relations
LaVoieHealthScience
617-374-8800, ext. 108
amastrangelo@lavoiehealthscience.com